Exhibit 99.1

Immersion Corporation Reports First Quarter 2024 Results

GAAP Net Income of $18.7 million or $0.59 per diluted share

Non-GAAP Net Income of $19.8 million or $0.63 per diluted share

Increased Total Cash and Short-term Investments By $18.7 Million

AVENTURA FL, May 8, 2024 – Immersion Corporation (Nasdaq: IMMR), a leading developer and provider of technologies for haptics, today reported financial results for the first quarter ended March 31, 2024.

First Quarter Financial Summary1:

•	Total revenues of $43.8 million, compared to $7.1 million in the first quarter of 2023.
•	GAAP net income was $18.7 million, or $0.59 per diluted share, compared to GAAP net income of $8.3 million, or $0.25 per diluted share, in the first quarter of 2023.
•	GAAP operating expenses of $27.2 million in the first quarter of 2024, compared to $3.8 million in the first quarter of 2023. Non-GAAP operating expenses of $26.1 million in the first quarter of 2024, compared to $2.6 million in the first quarter of 2023.
•	Non-GAAP net income was $19.8 million, or $0.63 per diluted share, in the first quarter of 2024, compared to non-GAAP net income of $9.5 million, or $0.29 per diluted share, in the first quarter of 2023.
•	Total cash and short-term investments were $179.1 million, a $18.7 million increase compared to $160.4 million of total cash and short-term investments as of December 31, 2023.

“I am pleased with the strong start to 2024,” said Eric Singer, Chairman and CEO. “While it is unlikely that the first quarter’s outsized revenue performance will be repeated in the future, Immersion is operating from a position of strength as we work to protect and monetize our intellectual property.  Our strong balance sheet also provides us with considerable optionality as we seek to drive long-term shareholder value.”

(1) Non-GAAP measures are not calculated in accordance with GAAP as described in this press release. A reconciliation of each Non-GAAP measure to the most applicable GAAP measure is included in this press release.

The seventh quarterly dividend, in the amount of $0.045 per share, will be paid on July 26, 2024 to shareholders of record on July 8, 2024. Future quarterly dividends will be subject to further review and approval by the Board of Directors (the “Board”) in accordance with applicable law. The Board reserves the right to adjust or withdraw the quarterly dividend in future periods as it reviews the Company’s capital allocation strategy from time-to-time.

About Immersion

Immersion Corporation (Nasdaq: IMMR) is a leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (“GAAP”), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses certain non-GAAP information, such as Non-GAAP net income, Non-GAAP operating expenses and Non-GAAP net income per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, depreciation and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, including but not limited to statements about the Company’s focus on protecting its intellectual property, either through the execution of new or renewal license agreements or by proactive enforcement continuing to pursue thoughtful capital allocation to increase long-term shareholder value, and the timing of any dividend payments.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate; delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2023 as filed with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

 Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2024	December 31, 2023
	Unaudited	(1)
ASSETS
Cash and cash equivalents	$91,097	$56,071
Investments - current	88,010	104,291
Accounts and other receivables	6,028	2,241
Prepaid expenses and other current assets	8,701	9,847
Total current assets	193,836	172,450
Property and equipment, net	170	211
Investments - noncurrent	40,958	33,350
Long-term deposits	6,394	6,231
Deferred tax assets	3,343	3,343
Other assets	1	146
TOTAL ASSETS	$244,702	$215,731
LIABILITIES
Accounts payable	$21	$47
Accrued compensation	3,187	3,127
Deferred revenue - current	12,314	4,239
Other current liabilities	14,586	11,900
Total current liabilities	30,108	19,313
Deferred revenue - noncurrent	8,213	8,390
Other long-term liabilities	4,925	4,926
Total liabilities	43,246	32,629
STOCKHOLDERS’ EQUITY	201,456	183,102
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$244,702	$215,731
(1) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Royalty and license	$43,847	$7,009
Development, services, and other	—	65
Total revenues	43,847	7,074
Operating expenses:
Sales and marketing	1,338	96
Research and development	42	130
General and administrative	25,853	3,589
Total operating expenses	27,233	3,815
Operating income	16,614	3,259
Interest and other income (loss), net	8,106	6,526
Income before provision for income taxes	24,720	9,785
Provision for income taxes	(6,065)	(1,507)
Net income	$18,655	$8,278
Basic net income per share	$0.60	$0.25
Shares used in calculating basic net income per share	31,028	32,603
Diluted net income per share	$0.59	$0.25
Shares used in calculating diluted net income per share	31,406	33,085

Immersion Corporation

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP net income	$18,655	$8,278
Add: Stock-based compensation	1,077	946
Add: Restructuring expense	31	187
Add: Depreciation and amortization of property and equipment	18	21
Other nonrecurring charges	43	79
Non-GAAP net income	$19,824	$9,511
Non-GAAP net income per diluted share	$0.63	$0.29
Shares used in calculating Non-GAAP net income per diluted share	31,406	33,085

Immersion Corporation

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP operating expenses	$27,233	$3,815
Adjustments to GAAP operating expenses:
Stock-based compensation expense - S&M	(148)	99
Stock-based compensation expense - R&D	(1)	74
Stock-based compensation expense - G&A	(928)	(1,119)
Restructuring expense	(31)	(187)
Depreciation and amortization expense of property and equipment	(18)	(21)
Other nonrecurring charges	(43)	(79)
Non-GAAP operating expenses	$26,064	$2,582

Investor Contact:

J. Michael Dodson

Immersion Corporation

mdodson@immersion.com